UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2009

NUTRITION 21, INC.
(Exact name of registrant as specified in its charter)

New York	0-14983	11-2653613
(State or Other Jurisdiction of Incorporation)	(Commission file Number)	(IRS Employer Identification No.)

4 Manhattanville Road, Purchase, New York		10577
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (914) 701-4500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(e)  On December 2, 2009, the Company adopted a bonus plan for fiscal year 2010.  The plan sets out financial goals for cash to be generated during the fiscal year to end June 30, 2010, for cash balances at the end of the fiscal year, and for EBITDA for the fiscal year.  If the financial goals are achieved, the Company will pay a $75,000 bonus to Michael Zeher, President, Chief Executive Officer and a Director, and a $40,000 bonus to Alan J. Kirschbaum, Chief Financial Officer, Vice President Finance and Treasurer.

On December 2, 2009 the Company granted stock options under the Company’s 2005 Stock Plan (the “Plan”) to Michael Zeher to purchase 1,000,000 shares of common stock and to Alan Kirschbaum to purchase 285,000 shares. The options are exercisable at $0.055 per share.  The options granted to Mr. Zeher vested one-half on the grant date with the balance to vest on December 2, 2011.  The options granted to Mr. Kirschbaum vested one-half on the grant date with the balance to vest on December 2, 2010.  The unvested options will vest so long as the Awardee is employed by the Company on the vesting date.  The stock options are subject to the terms and conditions of the Plan and the terms and conditions set forth in an Award Agreement that is executed and delivered by the Awardee and by an appropriate officer of the Company.

On December 2, 2009 the Company effective January 4, 2010 increased the annual salary of Mr. Kirschbaum from $175,100 to $180,000.

Item 9.01  Financial Statements and Exhibits

10.1	Nutrition 21, Inc. 2005 Stock Plan. Incorporated herein by reference from Exhibit 10.77 to the Company's Form 10-K filed on September 27, 2005.

10.2	Form of Option Award Agreement, filed herewith.

Index to Exhibits

EXHIBITS	Description
10.1	Nutrition 21, Inc. 2005 Stock Plan. Incorporated herein by reference from Exhibit 10.77 to the Company's Form 10-K filed on September 27, 2005.

10.2	Form of Option Award Agreement, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Nutrition 21, Inc. (Registrant)

Date: December 4, 2009	By:	/s/ Michael A. Zeher
Michael A. Zeher
President & Chief Executive Officer